Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [***]. CERTAIN SCHEDULES OR SIMILAR ATTACHMENTS HAVE BEEN OMITTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(a)(5) of REGULATION S-K.
VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (hereinafter called this “Agreement”), dated as of April 8, 2026, is entered into by and among Equitable Holdings, Inc., a Delaware corporation (“Equitable”), Corebridge Financial, Inc., a Delaware corporation (“Corebridge”) and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (the “Stockholder”). Each of Equitable, Corebridge and the Stockholder are sometimes referred to herein as a “Party.”

WHEREAS, on March 26, 2026 (the “Merger Agreement Signing Date”), Equitable, Corebridge, Mountain Holding, Inc., a Delaware corporation and wholly-owned Subsidiary of Corebridge (“HoldCo”), Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of HoldCo (“Equitable Merger Sub”) and Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of HoldCo (“Corebridge Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for (a) the merger of Corebridge Merger Sub with and into Corebridge (the “Corebridge Merger”), with Corebridge surviving the Corebridge Merger (the “Corebridge Surviving Corporation”) and the Corebridge Surviving Corporation becoming a wholly-owned Subsidiary of HoldCo, pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware and (b) immediately following consummation of the Corebridge Merger, the merger of Equitable Merger Sub with and into Equitable, with Equitable surviving the Equitable Merger (the “Equitable Surviving Corporation”) and the Equitable Surviving Corporation becoming a wholly-owned Subsidiary of HoldCo, pursuant to and in accordance with the provisions of the DGCL;

WHEREAS, as of the date of this Agreement, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Corebridge Stock set forth next to the Stockholder’s name on Schedule A hereto, with such stock being all of the Corebridge Stock owned of record or beneficially by the Stockholder as of the date of this Agreement (the “Owned Stock”); and

WHEREAS, in connection with the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Stockholder’s Covered Stock (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

 ARTICLE I
AGREEMENT TO VOTE THE COVERED STOCK

1.1        Voting Agreement. At every meeting of stockholders of Corebridge Common Stock (“Corebridge Common Stockholders”) (whether annual, special or otherwise) at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of Corebridge’s stockholders by written consent with respect to any of the following matters, the Stockholder shall vote (including via proxy) all of the Stockholder’s Covered Stock and when a written consent is proposed, respond to each request by Corebridge for written consent and consent:

(a)          in favor of the proposal to adopt the Merger Agreement and any other matters necessary (A) to secure the Requisite Corebridge Vote or (B) for the consummation of the Transactions in accordance with the terms of the Merger Agreement;

(b)        in favor of any proposal to postpone or adjourn the Corebridge Stockholders Meeting if there are insufficient shares of Corebridge Common Stock represented (either in person or by proxy) and voting to adopt the Merger Agreement or to constitute a quorum necessary to conduct the business of the Corebridge Stockholders Meeting; and

(c)        against (A) any Acquisition Proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Transactions

(clauses (a), (b) and (c), the “Covered Proposals”).

1.2      Quorum. At every meeting of the Corebridge Common Stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Stockholder’s Covered Stock to be counted as present for purposes of establishing a quorum.

1.3        Proxy. The Stockholder shall promptly (and in no event later than ten (10) Business Days after the mailing of any definitive proxy statement relating to such matters) execute and deliver (or cause the holders of record to execute and deliver), any proxy card or voting instructions it receives that is sent to Corebridge Common Stockholders soliciting proxies with respect to any matter described in Section 1.1, which shall be voted in the manner described in Section 1.1 (with Equitable to be promptly notified by Corebridge (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

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1.4        Transfer of Stock. The Stockholder covenants and agrees that the Stockholder will not (a) offer for sale, offer, sell (including short sales), transfer, tender, pledge, encumber, assign, exchange, hypothecate, convey any legal or beneficial ownership interest in or otherwise dispose of (including by gift, by merger or amalgamation (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to, or related to, any or all of the Covered Stock or the Stockholder’s voting or economic interest therein, (b) deposit any of the Stockholder’s Covered Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Stock or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any of its Covered Stock or (d) enter into any swap (including a total return swap) or similar derivative transaction with respect to any of its Covered Stock. Any attempted Transfer of the Covered Stock or any interest therein in violation of this Section 1.4 shall be null and void. Notwithstanding the foregoing, (i) the transfer restrictions set forth in this Section 1.4 shall expire on the earlier of the date in which (x) the Requisite Corebridge Vote is obtained or (y) this Agreement is terminated in accordance with Section 6.1 hereof and (ii) the Stockholder shall be allowed to transfer some or all of the Stockholder’s Covered Stock to its Affiliates, provided that the transferee of the Transfer shall have, prior to any such Transfer, executed and delivered a joinder to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a “Stockholder” for all purposes of this Agreement.

1.5          No Solicitation.

(a)         Subject to Section 1.5(b), the Stockholder shall not, and shall cause its Subsidiaries and its and their respective Subsidiaries’ directors and officers not to, and shall direct and use its reasonable best efforts to cause its and its Subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors and representatives (such Persons, collectively, “Representatives”) not to, in each case directly or indirectly:

(i)        initiate, solicit, propose, knowingly encourage (including by way of furnishing information) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 1.5(a));

(ii)         engage in, continue or otherwise participate in any discussions with or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 1.5(a));

(iii)       provide any nonpublic information to any Person in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; or

(iv)        otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal.

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(b)        Notwithstanding anything in Section 1.5(a) to the contrary, the Stockholder may provide information to, and/or participate in discussions or negotiations with, any Person in response to an unsolicited, bona fide written Acquisition Proposal to the extent that Corebridge is permitted to take such actions in accordance with Section 7.2(b) of the Merger Agreement.

1.6         No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in HoldCo, Equitable or Corebridge any direct or indirect ownership or incidence of ownership of or with respect to the Owned Stock. All rights, ownership and economic benefits of and relating to the Owned Stock shall remain vested in and belong to the Stockholder, and none of HoldCo, Equitable or Corebridge shall have any authority to direct the Stockholder in the voting or disposition of any of the Owned Stock, except as otherwise provided herein.

1.7       Certain Adjustments. In the event of any change in the Corebridge Common Stock by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Stock” and “Corebridge Common Stock” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE II
OTHER AGREEMENTS

2.1          Regulatory Efforts.

(a)          Subject to the terms and conditions of the Merger Agreement, the Stockholder shall use its reasonable best efforts to (i) prepare and file as promptly as reasonably practicable with any Governmental Entity all documentation to effect all filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Transactions, and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Entity that are necessary, proper or advisable to consummate the Transactions.

(b)         In furtherance and not in limitation of the foregoing, as promptly as reasonably practicable from the Merger Agreement Signing Date (and, in the case of any filing required (i) under the HSR Act or (ii) with any applicable Insurance Regulator, in no event more than forty-five (45) Business Days following the Merger Agreement Signing Date), the Stockholder shall, and shall cause its Affiliates to, in consultation and cooperation with Equitable and Corebridge, make the appropriate filings with the applicable Governmental Entities in connection with the Approvals. The Stockholder shall as promptly as reasonably practicable, and in any case, within the timeframes required or reasonably requested by the applicable Governmental Entity, provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or reasonably requested by any Governmental Entity in connection with their review of the Transactions.

(c)          In furtherance and not in limitation of the foregoing:

(i)          the Parties shall, as promptly as reasonably practicable, and in any case within forty-five (45) Business Days after the Merger Agreement Signing Date, submit to CFIUS a draft joint voluntary notice of the transactions contemplated by the Merger Agreement (the “CFIUS Notice”); and

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(ii)        each of the Parties shall use its reasonable best efforts to provide any requested supplemental information and other related information pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended, including all regulations promulgated thereunder (the “DPA”), and submit a final CFIUS Notice and other related information pursuant to the DPA as promptly as reasonably practicable after receiving any comments to the draft CFIUS Notice during the pre-notice consultation process; provided that without limiting their respective obligations under this Section 2.1(c), each Party may, in good faith, seek to limit the scope or content of any such request. Each of the Parties shall as promptly as reasonably practicable, and in any case, within the timeframes set forth in the DPA, provide, or cause to be provided, all agreements, documents, instruments, affidavits or information that may be required or requested by CFIUS relating to such Party or its Affiliates or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders; provided that without limiting their respective obligations under this Section 2.1(c), each Party may, in good faith, seek to limit the scope or content of any such request.

(d)       In furtherance and not in limitation of the foregoing, the Stockholder shall use its reasonable best efforts to keep Corebridge and Equitable informed in all material respects and on a reasonably timely basis of:

(i)      any substantive communications received by the Stockholder from, or given by the Stockholder to, any other Governmental Entity, in each case regarding any of the Transactions; and

(ii)        the status of any request, inquiry, investigation, action or legal proceeding from, by or before any Governmental Entity with respect to the Transactions, in each case, including by promptly furnishing Corebridge and Equitable with copies of any written or electronic communications with any such Governmental Entities. Subject to applicable Law relating to the exchange of information, Corebridge and Equitable shall each have the reasonable opportunity to review in advance, and the Stockholder will consult each of Corebridge and Equitable on and consider in good faith the views of Corebridge and Equitable in connection with, and comments to, any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the Transactions, and shall provide Corebridge and Equitable with copies of all such materials made or submitted to a Governmental Entity. In addition, except as may be prohibited by any Governmental Entity or by any applicable Law, in connection with any request, inquiry, investigation, action or legal proceeding by or from any Governmental Entity with respect to the Transactions, the Stockholder will permit authorized Representatives of each of Corebridge and Equitable to be present at each substantive meeting or conference with a Governmental Entity relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.

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(e)          Corebridge and the Stockholder shall each be responsible for one half of the cost of any and all filing fees incurred in connection with the Approvals and any other regulatory filings made by the Stockholder with a Governmental Entity in connection with the Transactions.

2.2         Stockholder’s Agreement. At the Closing, (a) the Stockholder shall cause to be delivered to HoldCo a duly executed counterpart of the Stockholder to the Stockholder’s Agreement, dated as of the Closing, by and between the Stockholder and HoldCo in substantially the form set forth in Schedule B hereto (the “Stockholder’s Agreement”) and (b) Corebridge shall cause to be delivered to the Stockholder a duly executed counterpart of HoldCo to the Stockholder’s Agreement. For the avoidance of doubt, the Parties acknowledge that the Stockholder’s Agreement, dated as of December 9, 2024, by and between the Stockholder and Corebridge shall automatically terminate on the Closing in accordance with its terms.

2.3         Registration Rights Agreement. At the Closing, (a) the Stockholder shall cause to be delivered to HoldCo a duly executed counterpart of the Stockholder to the Registration Rights Agreement, dated as of the Closing, by and between the Stockholder and HoldCo in substantially the form set forth in Schedule C hereto (the “Registration Rights Agreement”) and (b) Corebridge shall cause to be delivered to the Stockholder of HoldCo a duly executed counterpart to the Registration Rights Agreement. For the avoidance of doubt, the Parties acknowledge that the Registration Rights Assignment Agreement, dated as of December 9, 2024, by and between the Stockholder, Corebridge and other parties thereto shall automatically terminate on the Closing in accordance with its terms.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Corebridge and Equitable that:

3.1       Organization and Good Standing. The Stockholder is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of organization.

3.2       Corporate Authority; Approval. The Stockholder has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder have been duly authorized by all necessary corporate action on the part of the Stockholder. This Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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3.3        Ownership of the Covered Stock. (a) The Stockholder is the beneficial or record owner of, and has good and marketable title to, the Owned Stock, free and clear of any and all security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Owned Stock), other than any of the foregoing created by this Agreement or the Stockholder’s Agreement or that would not prevent, impede or delay in any material respect the Stockholder’s ability to perform its obligations hereunder or as created by this Agreement and (b) the Stockholder has sole voting power over all of such Owned Stock beneficially owned by the Stockholder. The Stockholder does not own, beneficially or of record, any Corebridge Stock or other voting stock of Corebridge (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Corebridge Stock or other voting stock of Corebridge) other than the Owned Stock. There are no agreements or arrangements of any kind, contingent or otherwise, obligating the Stockholder to Transfer, or cause to be Transferred, any of the Owned Stock and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Owned Stock. None of the Owned Stock is subject to any agreement, arrangement or restriction with respect to the voting of such Owned Stock that would prevent or materially delay the Stockholder’s ability to perform its obligations hereunder.

3.4          Governmental Filings; No Violations; Certain Contracts.

(a)       Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations required pursuant to Exhibit G of the Merger Agreement (collectively, the “Approvals”), no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by the Stockholder with, nor are any required to be obtained by the Stockholder with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated by this Agreement except as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair the Stockholder’s ability to consummate, the transactions contemplated hereby.

(b)         The execution, delivery and performance of this Agreement by the Stockholder does not, and the consummation by the Stockholder of the transactions contemplated hereby will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Stockholder or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or rights of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Stockholder or any of its Subsidiaries pursuant to, any Contract binding upon the Stockholder or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the transactions contemplated by this Agreement) compliance with the matters referred to in Section 5.4(a) of the Merger Agreement, under any Law to which the Stockholder or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon the Stockholder or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair the Stockholder’s ability to consummate, the transactions contemplated hereby.

3.5       Litigation. As of the date hereof, there are no Proceedings before any Governmental Entity pending or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of its Subsidiaries that questions the beneficial or record ownership of the Owned Stock, the validity of this Agreement or any action taken or to be taken by the Stockholder in connection with this Agreement.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COREBRIDGE

Corebridge represents and warrants to the Stockholder and Equitable that:

4.1         Organization and Good Standing. Corebridge is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

4.2         Corporate Authority; Approval. Corebridge has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Corebridge have been duly authorized by all necessary corporate action on the part of Corebridge. This Agreement has been duly authorized, executed and delivered by Corebridge and, assuming the due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of Corebridge enforceable against Corebridge in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.3         Governmental Filings; No Violations; Certain Contracts.

(a)         Other than the Approvals, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by Corebridge with, nor are any required to be obtained by Corebridge with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Corebridge and the consummation of the transactions contemplated by this Agreement except as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair Corebridge’s ability to consummate, the transactions contemplated hereby.

(b)        The execution, delivery and performance of this Agreement by Corebridge does not, and the consummation by Corebridge of the transactions contemplated hereby will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Corebridge or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or rights of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Corebridge or any of its Subsidiaries pursuant to, any Contract binding upon Corebridge or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.4(a) of the Merger Agreement, under any Law to which Corebridge or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Corebridge or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair Corebridge’s ability to consummate, the transactions contemplated hereby.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF EQUITABLE

Equitable represents and warrants to Corebridge and the Stockholder that:

5.1         Organization and Good Standing. Equitable is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

5.2         Corporate Authority; Approval. Equitable has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Equitable have been duly authorized by all necessary corporate action on the part of Equitable. This Agreement has been duly authorized, executed and delivered by Equitable and, assuming the due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of Equitable enforceable against Equitable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

5.3          Governmental Filings; No Violations; Certain Contracts.

(a)         Other than the Approvals, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by Equitable with, nor are any required to be obtained by Equitable with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Equitable and the consummation of the transactions contemplated by this Agreement except as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair Equitable’s ability to consummate, the transactions contemplated hereby.

(b)       The execution, delivery and performance of this Agreement by Equitable does not, and the consummation by Equitable of the transactions contemplated hereby will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Equitable or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or rights of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Equitable or any of its Subsidiaries pursuant to, any Contract binding upon Equitable or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.4(a) of the Merger Agreement, under any Law to which Equitable or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Equitable or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair Equitable’ ability to consummate, the transactions contemplated hereby.

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ARTICLE VI
TERMINATION

6.1          Termination. This Agreement shall terminate upon the earliest to occur of:

(a)          the Effective Time;

(b)          the date on which the Merger Agreement is terminated in accordance with its terms;

(c)          the termination of this Agreement by mutual written consent of the Parties; and

(d)         the approval of any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, waiver or modification of a provision of the Merger Agreement, in any such case, in a manner that (i) decreases the Merger Consideration or changes the form of the Merger Consideration, (ii) imposes any material restrictions or additional material conditions on the consummation of the Transactions, (iii) extends the Outside Date beyond the last date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Outside Date or (iv) otherwise materially and adversely impacts the rights of the Stockholder.

6.2        Change in Recommendation. Upon a Change of Recommendation by Corebridge, the covenants and agreements set forth in Article I shall terminate and shall become void and of no effect. For the avoidance of doubt, this Agreement shall otherwise remain in full force and effect.

6.3         Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates); provided, however, and notwithstanding anything in this Agreement to the contrary, (a) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any Willful Breach of this Agreement and (b) the provisions set forth (i) in Section 2.2 and 2.3 (to the extent that the Merger Agreement has not been terminated), (ii) in Article VII and (iii) this Section 6.3 shall survive the termination of this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1       No Survival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall not survive the termination of this Agreement.

7.2         Amendment; Waiver. At any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, modification or waiver, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated hereby are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

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7.3        Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.4          Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a)         This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Law of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would result in the application of the Law of another jurisdiction.

(b)          Each of the Parties agrees that it shall bring any action or Proceeding in respect of any claim arising under or relating to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery for the State of Delaware in and for New Castle County, Delaware (or, in the event that such court does not have subject matter jurisdiction over such action or Proceeding, the United States District Court for the District of Delaware) (the “Chosen Court”) and, solely in connection with such claims, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to the laying of venue in any such action or Proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any Party and (iv) agrees that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in Section 7.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.4(c).

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7.5       Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at Law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Court without necessity of posting a bond or other form of security. In the event that any action or Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at Law.

7.6        Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties shall be in writing and shall be deemed to have been duly given when (a) served by personal delivery or by an internationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by e-mail (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto); provided that the transmission of the email is promptly confirmed by telephone or response email:

If to the Stockholder:

Nippon Life Insurance Company
1-6-6 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-8288
Attention:	Kohei Sano
E-mail:	[***]

With a copy (which shall not constitute notice) to:

Latham & Watkins Gaikokuho Joint Enterprise
Marunouchi Building, 32nd Floor
2-4-1 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-6332
Attention:	Hiroaki Takagi
Yohei Nakagawa
Email:	hiroaki.takagi@lw.com
yohei.nakagawa@lw.com

12

and

Latham & Watkins LLP
330 North Wabash, Suite 2800
Chicago, IL 60611
Attention:	Bradley Faris
Email:	bradley.faris@lw.com

If to Equitable:

Equitable Holdings, Inc.
1345 Avenue of the Americas
New York, NY 10105
Attention:	Mark Pearson
Kurt Meyers
E-mail:	[***]
[***]

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Andrew D. Krause
Adam M. Givertz
Scott A. Barshay
E-mail:	akrause@paulweiss.com
agivertz@paulweiss.com
sbarshay@paulweiss.com

If to Corebridge:

Corebridge Financial, Inc.
30 Hudson Street, 17th Floor
Jersey City, NJ 07302
Attention:	Marc Costantini
Polly N. Klane
E-mail:	[***] [***]
13

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Todd E. Freed
Patrick J. Lewis
Elena M. Coyle
Email:	todd.freed@skadden.com patrick.lewis@skadden.com elena.coyle@skadden.com or to such other Person or addressees as has been designated in writing by the party to receive such notice provided above.

7.7         Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. For purposes of this Agreement, the following terms (including, with correlative meaning, their singular and plural variations) shall have the following meanings:

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.

“CFIUS Approval” means:

(a)         the 45-day CFIUS Notice review period under the DPA shall have expired and the Parties shall have received notice from CFIUS that such review has been concluded and that either the transactions contemplated hereby do not constitute a “covered transaction” under the DPA or there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the transactions contemplated by the Merger Agreement;

(b)       an investigation shall have been commenced after such 45-day CFIUS Notice review period and CFIUS shall have determined to conclude all action under the DPA without sending a report to the President of the United States, and the Parties shall have received notice from CFIUS that there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the transactions contemplated by the Merger Agreement; or

(c)          CFIUS shall have sent a report to the President of the United States requesting the President’s decision and either (i) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by the Merger Agreement, (ii) the President has not taken any such action within 15 days from the date the President received the report from CFIUS or (iii) the time permitted by law for such action shall have lapsed.

14

“Covered Stock” means the number of Corebridge Stock that the Stockholder owns of record and/or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) on the record date of the Corebridge Stockholders Meeting and that the Stockholder has the right and ability to vote (or to direct the vote of) on the Covered Proposals on the record date of the Corebridge Stockholders Meeting; provided that, the Stockholder agrees that (a) all Owned Stock and (b) all Corebridge Stock that the Stockholder purchases, acquires the right to vote, or otherwise acquires beneficial ownership of after the execution and delivery of this Agreement and until the termination of Article I pursuant to Section 6.1 or Section 6.2 shall be subject to the terms and conditions of this Agreement and shall constitute Covered Stock for all purposes of this Agreement.

7.8       Entire Agreement. This Agreement (including any schedules hereto), the Merger Agreement, the Equitable Disclosure Letter, the Corebridge Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, understandings and representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing.

7.9        Third-Party Beneficiaries. Each Party agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

7.10      Non-Parties. Unless expressly agreed to otherwise by the Parties in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby may only be brought against a Party and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, Employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or Persons in a similar capacity, controlling person, Affiliate or other Representative of any Party or of any Affiliate of any Party, or any of their respective successors, Representatives and permitted assigns, shall have any liability or other obligation for any obligation of any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby.

7.11     Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, insofar as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

15

7.12        Interpretation.

(a)          The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. All article, section, subsection and schedule references used in this Agreement are to articles, sections, subsections and schedules to this Agreement unless otherwise specified. The exhibits, schedules and annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b)         If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. Any reference to a Law shall include any rules and regulations promulgated thereunder and shall mean such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such Law (and all rules and regulations promulgated thereunder) as of such date.

(c)       All references to any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference.

(d)        Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(e)          The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

7.13          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, directly or indirectly, without the prior written consent of the other Parties.

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7.14        Expenses.

(a)         Subject to Section 2.1(e), Corebridge shall reimburse, or cause to be reimbursed all third-party reasonable and documented out-of-pocket costs and expenses incurred by the Stockholder in connection with this Agreement, the Transaction and the transactions contemplated by this Agreement, including the reasonable and documented fees, disbursements and expenses of the Stockholder’s legal counsel, and any filing fees incident to this Agreement; provided, that the Stockholder has provided Corebridge with reasonable supporting detail with respect to such amounts.

(b)       Except as otherwise provided herein (including pursuant to Section 2.1(e) and clause (a) of this Section 7.14 above), all costs and expenses incurred in connection with this Agreement, the Transaction and the transactions contemplated by this Agreement shall be paid by the Party incurring such cost, fee or expense.

7.15       Fiduciary Duties. Nothing in this Agreement shall in any way impede or prevent any Representative of the Stockholder that is a member of the board of directors of Corebridge from exercising or performing his duties or taking any action in his capacity as a director of Corebridge, including complying with or exercising his fiduciary duties to Corebridge and its stockholders, and any action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.

7.16       Controlling Language of this Agreement. This Agreement has been negotiated and executed in the English language, and this English language execution version shall govern in all respects and prevail over any translation of the same, including for the purposes of enforcing this Agreement in any court or other tribunal.

 [Signature Page Follows]

17

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

EQUITABLE HOLDINGS, INC.

By:	/s/ Kurt Meyers
Name: Kurt Meyers
Title: Chief Legal Officer, Secretary

[Signature Page to Voting and Support Agreement]

COREBRIDGE FINANCIAL, INC.

By:	/s/Polly Klane
	Name:	Polly Klane
	Title:	Executive Vice President and
General Counsel

[Signature Page to Voting and Support Agreement]

NIPPON LIFE INSURANCE COMPANY

By:	By: /s/ Kurt Meyers
	Name:	Kurt Meyers
	Title:	Title: Chief Legal Officer, Secretary

[Signature Page to Voting and Support Agreement]

SCHEDULE A
COMMON STOCK

Name	Owned Stock

Nippon Life Insurance Company	Common Stock: 121,992,454

SCHEDULE B
STOCKHOLDER’S AGREEMENT

BY AND BETWEEN

EQUITABLE HOLDINGS, INC.

AND

NIPPON LIFE INSURANCE COMPANY

DATED AS OF [●], 202[●]

TABLE OF CONTENTS

i

Section 5.9	Specific Performance	23
Section 5.10	Entire Agreement	23
Section 5.11	Severability	24
Section 5.12	Table of Contents, Headings and Captions	24
Section 5.13	Counterparts	24
Section 5.14	No Recourse	24

Schedules

Schedule A	NLI Competitors
Schedule B	Joinder to the Stockholder’s Agreement
Schedule C	Confidentiality Agreement

ii

STOCKHOLDER’S AGREEMENT

This Stockholder’s Agreement dated as of [●], 202[●], by and between Equitable Holdings, Inc., a Delaware corporation formerly known as Mountain Holding, Inc. (the “Company”), and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (“NLI”).

BACKGROUND

WHEREAS, NLI, American International Group, Inc. (“AIG”) and Corebridge Financial, Inc. (“Corebridge”) entered into that certain Stock Purchase Agreement, dated as of May 16, 2024 (the “Stock Purchase Agreement”), pursuant to which, among other things, NLI agreed to purchase from AIG, and AIG agreed to sell to NLI, shares of Corebridge common stock, subject to the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, in connection with the Stock Purchase Agreement, NLI and Corebridge entered into that certain Stockholder’s Agreement, dated as of December 9, 2024 (the “Corebridge Stockholder’s Agreement”);

WHEREAS, concurrently with the execution of the Corebridge Stockholder’s Agreement, NLI entered into that certain Registration Rights Assignment Agreement providing for the assignment of AIG’s registration rights with respect to the Shares (as defined in the Stock Purchase Agreement) to NLI;

WHEREAS, Mountain Holding, Inc., Corebridge, Equitable Holdings, Inc., Marcy Holding, Inc. and Palisade Holding, Inc. entered into that certain Agreement and Plan of Merger, dated March 26, 2026 (the “Merger Agreement”), pursuant to which, among other things, at the closing of the transactions set forth therein, Mountain Holding, Inc. will change its name to “Equitable Holdings, Inc.” and NLI (or certain of its Affiliates) will receive shares of Common Stock, subject to the terms and conditions set forth in the Merger Agreement;

WHEREAS, Corebridge and NLI acknowledge that the Corebridge Stockholder’s Agreement shall automatically terminate on the date hereof in accordance with its terms; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and NLI wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

Section 1.1          Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Additional Acquisition” means any acquisition by NLI or its Controlled Affiliates of any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities (including Common Stock) of the Company following the Closing that (a) would result in the NLI Parties having a Share Ownership Percentage of 25% or more or (b) would, together with any other arrangements between the Company and the NLI Parties (including this Agreement), result in an ability of the NLI Parties to designate or otherwise determine 25% or more of the Total Number of Directors at any time following the Closing.

“Additional Acquisition Notice” has the meaning set forth in Section 3.1(c)(i).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the power to direct the management or policies of a Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise; provided that no party to this Agreement shall be considered an Affiliate of any other party to this Agreement for the purposes of this Agreement.

“Agreement” means this Stockholder’s Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“AIG” has the meaning set forth in the Recitals.

“Applicable Law” means, with respect to any Person, any federal, state, provincial, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, writ, stipulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Audit Committee” means the Audit Committee of the Board.

“Beneficially Own” (including its correlative meanings, “Beneficial Owner” and “Beneficial Ownership”) has the meaning set forth in Rule 13d‑3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Board Materials” has the meaning set forth in Section 2.3(a).

“Board Observer” has the meaning set forth in Section 2.3.

“Business Day” means a day other than a Saturday, Sunday, holiday or other day on which commercial banks in New York, New York, or Tokyo, Japan are authorized or required by Applicable Law to close.

“Cause Event” means, with respect to any Secondee:

(a)          the Secondee’s:

(i)          conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding:

(A)       on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion;

(B)          on a felony charge; or

(C)       on an equivalent charge to those in clauses (i) and (ii) in jurisdictions which do not use those designations;

(ii)       engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);

(iii)        violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its subsidiaries is a member; or

(iv)        material uncured (to the extent curable) violation of the Company’s codes of conduct or any other Company policy as in effect from time to time; or

(b)          any determination or finding that the Secondee is untrustworthy by any Governmental Authority.

“Closing” has the meaning set forth in the Merger Agreement.

“Common Stock” means the shares of common stock, $0.01 par value per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended.

“Compensation Committee” means the Compensation Committee of the Board.

“Confidentiality Agreement” has the meaning set forth in Section 2.1(k)(i).

“Controlled Affiliate” means, with respect to NLI, any Affiliate of NLI that is controlled by NLI, including any direct or indirect Subsidiary of NLI.

“Corebridge” has the meaning set forth in the Recitals.

“Corebridge Stockholder’s Agreement” has the meaning set forth in the Recitals.

“Designation Right” has the meaning set forth in Section 2.1(a).

“Director” means any director serving on the Board.

“Equity Securities” means any and all:

(a)       shares, interests, participations or other equivalents (however designated) of capital stock or other Voting Securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation);

(b)        securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or Voting Securities of (or other ownership or profit or voting interests in) such Person; and

(c)        any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange” shall mean the New York Stock Exchange or any other national securities exchange on which the Common Stock is listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exempt Transfer” means a Transfer pursuant to any merger, business combination, tender offer business consolidation, recapitalization or exchange offer or similar transaction involving shares of Common Stock whereby the stockholders of the Company (together with their Affiliates) as of immediately prior to such transaction do not own at least 50% of the outstanding Common Stock of the Company immediately following such transaction, in each case, that has been approved by and recommended by the board of directors of the Company.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any nation, government, or supra‑national body of competent jurisdiction, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any arbitrator or arbitral body or panel of competent jurisdiction or other entity with quasi‑governmental authority.

“Identified Person” has the meaning set forth in Section 3.4(a).

“Initial Period” has the meaning set forth in Section 2.1(a)(i).

“Merger Agreement” has the meaning set forth in the Recitals.

“Necessary Action” means, with respect to the Company and any specified result, actions within its and its Subsidiaries’ reasonable control (to the extent such actions are permitted by Applicable Law and would not cause a violation of the Company’s organizational documents or this Agreement and to the extent such actions are required to achieve such specified result) as commercially reasonable and practicable to achieve such result, including executing agreements, consents, waivers and other instruments and not knowingly causing or encouraging any Person to agree to or take any action which is reasonably likely to have the effect of impairing the occurrence of such result.

“NLI” has the meaning set forth in the Preamble.

“NLI Competitor” means the Persons set forth on Schedule A or any Subsidiary or successor by operation of law of such Persons.

“NLI Designee” has the meaning set forth in Section 2.1(c)(ii).

“NLI Parties” means:

(a)          NLI;

(b)          any Affiliates of NLI; and

(c)        any NLI Permitted Transferees that become a party to this Agreement by executing a joinder agreement substantially in the form attached as Schedule B to this Agreement.

“NLI Permitted Transferee” means a Person who receives Common Stock via a Permitted Transfer in accordance with this Agreement.

“Nominating and Governance Committee” means the nominating and corporate governance committee of the Board, or another committee performing the functions of nominating or selecting Persons for election or appointment to the Board.

“Non-Employee Directors” has the meaning set forth in Section 3.4(a).

“Permitted Transfer” means a Transfer:

(a)        that has been approved in advance by a majority of the disinterested members of the Board or a duly authorized committee thereof; or

(b)          to or among NLI and its Affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under Applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Representatives” mean, with respect to any party, such party’s directors, officers, employees, Affiliates, subsidiaries, advisors (including, without limitation, financial advisors, attorneys, accountants, actuaries and consultants) and agents.

“Required Authorizations” means all material authorizations, consents, approvals, non-disapprovals or non-objections of, or filings, declarations or registrations with, or notifications to, (i) a Governmental Authority, (ii) the board of directors or shareholders of a Company fund registered as an “investment company” under the Investment Company Act of 1940, as amended, or (iii) advisory clients of any Affiliate of the Company that is an investment adviser registered under the Investment Advisers Act of 1940, as amended, in each case, reasonably necessary, proper or advisable pursuant to Applicable Law in connection with the consummation of an Additional Acquisition.

“Secondee” has the meaning set forth in Section 3.5.

“Secondment Agreement” has the meaning set forth in Section 3.5.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Share Ownership Percentage” means, as of any applicable date hereunder, and with respect to any Person, a percentage equal to the quotient of:

(a)          the total number of shares of Common Stock Beneficially Owned by such Person, divided by

(b)          the total number of issued and outstanding shares of Common Stock.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

“Sunset Date” has the meaning set forth in Section 2.1(a).

“Total Number of Directors” means the total number of authorized Directors comprising the entire Board.

“Transfer” (including its correlative meaning, “Transferred”) shall mean, with respect to any Equity Security, directly or indirectly, by operation of Applicable Law, contract or otherwise, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such Equity Security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Voting Securities” means shares of Common Stock and any other securities of the Company entitled to vote generally in the election of Directors.

Section 1.2          Construction.

(a)        The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)          The word “or” shall be inclusive and not exclusive.

(c)       The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(d)       References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified.

(e)         All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(f)        Any capitalized terms used in any Exhibit, Annex or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(g)         Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(h)        As context requires, any masculine gender shall include the feminine and neuter genders; any feminine gender shall include the masculine and neuter genders; and any neuter gender shall include masculine and feminine genders.

(i)        Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(j)         “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(k)        References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

(l)         References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(m)        References to any Person include the successors and permitted assigns of that Person.

(n)         References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(o)         References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.

(p)         The symbol “$” refers to United States Dollars, the lawful currency of the United States of America.

(q)        The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

(r)          References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.”

(s)         Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

Section 1.3        Termination of Corebridge Stockholder’s Agreement. Each of Corebridge and NLI acknowledges and agrees that the Corebridge Stockholder’s Agreement is hereby terminated and shall hereafter be of no force and effect.

ARTICLE II
CORPORATE GOVERNANCE MATTERS

Section 2.1          Composition of the Board.

(a)       Subject to the terms and conditions of this Article II, from and after the Closing, until the date that the Share Ownership Percentage of the NLI Parties is less than 5% (the “Sunset Date”), NLI shall have the right (but not the obligation) to designate (and the individuals nominated for election as Directors by or at the direction of the Board or a duly authorized committee thereof shall include):

(i)          for a period of six (6) months following the Closing (the “Initial Period”), two individuals to serve as Directors; and

(ii)         following the Initial Period, a number of individuals to serve as Directors equal to the product of the Total Number of Directors multiplied by the Share Ownership Percentage of the NLI Parties, with such number of Directors rounded down to the nearest whole number (the “Designation Right”).

(b)         In the event that the Board determines in good faith, after consultation with outside counsel, that the nomination of any such individual designated by NLI would be inconsistent with the Board’s fiduciary duty under Applicable Law or with the rules and regulations of the Exchange, NLI shall have the right (but not the obligation) to designate any other individual that would not result in such determination.

(c)         If at any time NLI has designated fewer than the total number of individuals that NLI is then entitled to designate pursuant to Section 2.1(a), NLI shall have the right (but not the obligation) to designate such number of additional individuals that NLI is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly authorized committee thereof for election as Directors to fill any vacancy or newly created directorships on the Board shall include such designees, and the Company shall, unless the Board determines in good faith, after consultation with outside counsel, that such recommendation, support, or other action would be inconsistent with the Board’s fiduciary duty under Applicable Law, take all Necessary Action to:

(i)       effect the election or appointment of such additional designees, whether by increasing the size of the Board or otherwise; and

(ii)        cause the election or appointment of such additional designees to fill any such newly created vacancies or to fill any other existing vacancies.

Each such individual whom NLI shall actually designate pursuant to this Section 2.1 and who qualifies to serve and is thereafter elected or appointed as a Director shall be referred to herein as a “NLI Designee”.

(d)         If at any time the number of NLI Designees is greater than permitted by NLI’s Share Ownership Percentage pursuant to Section 2.1(a), NLI shall cause one or more of its NLI Designees to resign from the Board within 60 days of (i) the end of the Initial Period in the case of Section 2.1(a)(i) or (ii) the date on which its Share Ownership Percentage decreased below the level necessary to maintain such NLI Designees in the case of Section 2.1(a)(ii).

(e)         Each of the NLI Designees shall be entitled to receive compensation as Directors from the Company, but only if he/she (i) is not an employee of NLI or otherwise compensated by NLI in connection with his/her position as NLI Designee and (ii) is determined by the Board to be independent under Applicable Law and the rules and regulations of the Exchange.

(f)         The Company may terminate the Designation Right by written notice to NLI within 30 Business Days if (i) the parties to this Agreement agree in writing to terminate the Designation Right, (ii) the exercise of the Designation Right by NLI or participation by the NLI Designee on the Board is prohibited by Applicable Law or (iii) NLI commits a willful and material breach of this Agreement, which willful and material breach is not cured within 60 days after NLI’s receipt of a written notice in respect thereof from the Company; provided that prior to any termination of the Designation Right pursuant to this Section 2.1(f), an executive officer of the Company shall discuss such termination of the Designation Right with an executive officer of NLI and consider in good faith whether there are available alternatives or remedies to avoid terminating the Designation Right.

(g)       In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any NLI Designee, any individual nominated or appointed by or at the direction of the Board or any duly authorized committee thereof to fill such vacancy shall be a new designee of NLI, and the Company and the Board shall take, to the fullest extent permitted by Applicable Law and the rules and regulations of the Exchange, at any time and from time to time, all Necessary Action to cause such vacancy to be filled by such designee of NLI, as promptly as practicable following such designation, unless the Board determines in good faith, after consultation with outside counsel, that such determination to fill such vacancy would be inconsistent with the Board’s fiduciary duty under Applicable Law.

(h)         The Company and the Board shall take, to the fullest extent permitted by Applicable Law and the rules and regulations of the Exchange, all Necessary Action to cause the individuals designated by NLI pursuant to the Designation Right to be appointed to the Board immediately after the Closing; provided that if the Board determines in good faith, after consultation with outside counsel, that the appointment of any such designee would be inconsistent with the Board’s fiduciary duty under Applicable Law or with the rules and regulations of the Exchange, the Board shall not be required to appoint such designee but NLI shall have the right (but not the obligation) to designate any other individual that would not result in such determination.

(i)          For any designation pursuant to this Section 2.1 that occurs in connection with an election of Directors by the stockholders of the Company, NLI shall identify its designees by written notice to the Company no less than 120 days prior to the date of the meeting of stockholders of the Company called for the purpose of electing Directors and such NLI Designees shall complete a customary director and officer questionnaire, in the same form provided to all other Directors, by the date required of all other Directors. The Company shall, to the fullest extent permitted by Applicable Law and the rules and regulations of the Exchange, include such individual in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing Directors, and use its commercially reasonable efforts to cause the election of such individual to the Board, including recommending such individual’s election, soliciting proxies or consents in favor thereof, in each case, unless the Board determines in good faith, after consultation with outside counsel, that such recommendation and support would be inconsistent with the Board’s fiduciary duty under Applicable Law. To the fullest extent permitted by Applicable Law, each NLI Designee shall be required to recuse himself or herself from the deliberations and vote on any matter on which NLI or such NLI Designee has a material conflict of interest or as otherwise required by Applicable Law or the rules and regulations of the Exchange, as determined after consultation with NLI and upon the advice of outside counsel to the Company or the Board.

(j)          The NLI Designee shall be entitled to indemnification, advancement of expenses and exculpation from the Company and to be insured under the director and officer insurance policy of the Company, to the same extent as the other members of the Board (in their capacities as Directors) pursuant to the Company Charter and bylaws of the Company.

(k)      As a condition to the Company’s obligations under this Section 2.1 with respect to persons designated for nomination, appointment, or election by NLI, each NLI Designee will agree in writing:

(i)          during the term of any service as a Director to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee members of the Company, including, without limitation, the Company’s code of conduct, insider trading policy, Regulation FD policy, related person transactions policy and corporate governance guidelines, in each case as previously approved by the Board and as amended from time to time; and

(ii)       to keep confidential and not publicly disclose discussions and matters considered in meetings of the Board and its committees or other confidential information of the Company that the NLI Designee receives from the Company, in accordance with and subject to the terms of a confidentiality agreement in the form attached hereto as Schedule C (the “Confidentiality Agreement”).

The Confidentiality Agreement shall be executed by NLI, the Company and the applicable NLI Designees and delivered concurrently with the Closing.

Section 2.2           Committees.

(a)        Subject to Sections 2.2(b) and 2.2(c), for so long as a NLI Designee is serving as a Director on the Board, at least one NLI Designee shall be entitled to serve on each of:

(i)          the Compensation Committee; and

(ii)         the Nominating and Governance Committee,

in each case, as a full member with the same voting and other privileges as other members of such committee, but in each case (A) only to the extent that such NLI Designee elects to serve on such committee and subject to such NLI Designee meeting the applicable eligibility requirements for membership on such committee mandated by Applicable Law the rules of the Exchange and the charter of such committee, and (B) unless the Board determines in good faith, after consultation with outside counsel, that the appointment of any such individual designated by NLI to the particular committee would be inconsistent with the Board’s fiduciary duty under Applicable Law.

(b)         To the extent prohibited under Applicable Law or the rules and regulations of the Exchange, no NLI Designee shall be entitled to serve on the Compensation Committee or the Nominating and Governance Committee unless and until the Board has determined, acting in good faith, based on its review of the information provided by such NLI Designees, which information must be provided within 10 (ten) Business Days of the Company’s reasonable request made in writing, and such other reasonable inquires as the Company deems necessary or appropriate, that the NLI Designees are independent under Applicable Law and the rules and regulations of the Exchange.

(c)         The committee(s) on which any NLI Designee serves shall be determined by the Nominating and Governance Committee, after consultation with NLI and the NLI Designees.

Section 2.3           Board Observer.

(a)         In addition to the rights set forth in Section 2.1 and Section 2.2, prior to the Sunset Date, NLI shall also have the right to appoint one representative, which shall not be a Secondee (the “Board Observer”), to attend each meeting of the Board and each meeting of any committee on which a NLI Designee serves, whether such meeting is conducted in person or by teleconference or video conference; provided that, without the prior approval of the chairman of the Board or the applicable chairman of the committee thereof, the Board Observer shall not be permitted to attend, or receive any Board Materials related to, drafted for or presented at, any executive sessions of the Board or any committee of the Board on which a NLI Designee is not serving; provided, further, that, once during any 12-month period, in the event that a Board Observer is unable to attend a meeting of the Board or any committee on which a NLI Designee serves due to illness, injury, or other extraordinary circumstances, NLI may designate, with three business days advance written notice, an alternative Person to attend such meeting on behalf of the Board Observer, which Person shall not be a Secondee. The Company shall (a) provide to such Board Observer all communications and materials that are provided by the Company or the Company’s Representatives to the members of the Board generally, at the same time and in the same manner that such communications and materials are provided to such other Board members, including all notices, Board packages, reports, presentations, minutes and consents (the “Board Materials”) and (b) not unreasonably prevent the Board Observer from observing, or delay the arrangement for observation of, such meetings; provided, however, that if the Company reasonably determines that the exclusion of the Board Observer from any portion of a meeting of the Board or omission of any portion of the Board Materials is necessary to preserve the Company’s attorney-client privilege or as a result of material conflict of interest of such Board Observer (such determination to be based on the advice of counsel to the Company), then the Company will have the right to exclude the Board Observer from such portions of meetings of the Board or the committees thereof in which such information is discussed, and omit to provide the Board Observer with such information.

(b)        As a condition to the Company’s obligations under Section 2.3(a) with respect to a person designated to act as a Board Observer, each Board Observer will agree in writing:

(i)         during the term of any service as a Board Observer to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee members of the Company, including, without limitation, the Company’s code of conduct, insider trading policy, Regulation FD policy, related person transactions policy and corporate governance guidelines, in each case as previously approved by the Board and as amended from time to time; and

(ii)       to keep confidential and not publicly disclose discussions and matters considered in meetings of the Board and its committees or other confidential information of the Company that the Board Observer receives from the Company, in accordance with and subject to the terms of the Confidentiality Agreement.

Section 2.4          Matters Requiring Certain Approval.

(a)          Notwithstanding anything herein to the contrary, prior to the Sunset Date, the prior written consent of NLI shall be required for the Company to take any of the following actions:

(i)         amend the certificate of incorporation, bylaws or any other organizational documents of the Company, or the charter or other governing documents of any committee of the Board, in any manner that would materially and adversely affect NLI’s enumerated rights under this Agreement; provided that any amendments required by Applicable Law or any Governmental Authority shall not require the prior written consent of NLI;

(ii)        commence any voluntary dissolution, liquidation or winding up of the Company; provided that, notwithstanding that NLI has refused to provide its written consent, if the Board determines in good faith, after consultation with outside counsel, that not commencing voluntary dissolution, liquidation or winding up of the Company would be inconsistent with the Board’s fiduciary duty under Applicable Law, it may commence voluntary dissolution, liquidation or winding up of the Company;

(iii)       other than in connection with an Exempt Transfer, commence any voluntary deregistration or voluntary delisting of the Common Stock;

(iv)        issue any new Common Stock to any NLI Competitor; or

(v)         agree to take any of the foregoing actions.

(b)          If, within thirty (30) Business Days of receipt of a notice from the Company requesting written consent pursuant to Section 2.4(a) of this Agreement, NLI has not provided its written consent or has not refused to provide its consent, NLI shall be deemed to have consented to the action for which written consent has been requested by the Company.

ARTICLE III
ADDITIONAL COVENANTS

Section 3.1          Standstill; Cooperation and Notice.

(a)         Without the prior written approval of the Board, beginning on the date hereof and ending on the Sunset Date, NLI shall not, and shall cause each of its Controlled Affiliates not to, directly or indirectly:

(i)       commence or propose to commence any tender or exchange offer for securities of the Company or any of its Subsidiaries, enter into or propose to enter any merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its Subsidiaries;

(ii)       nominate for election, or seek to elect, any individual as a Director of the Company, other than as contemplated by Section 2.1 of this Agreement, for any such individual nominated by the Board or the applicable committee thereof;

(iii)      propose any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to the Company or any of its Subsidiaries;

(iv)       acquire or propose to acquire, or otherwise obtain any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities (including Common Stock) of the Company that would result in the NLI Parties having a Share Ownership Percentage of more than 30%;

(v)       form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) for purposes of acquiring, holding, voting or disposing of any securities of the Company;

(vi)        dispose of Common Stock in response to an unsolicited tender offer for securities of the Company or other proposed business combination, except pursuant to an Exempt Transfer;

(vii)      take any action or make any proposal for additional representation on the Board, not otherwise permitted under Section 2.1;

(viii)     take any action (including any public announcement or communication with or to the Company) that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in this Section 3.1; or

(ix)        act alone or in concert with any Person, including through entry into any agreements with any third party, with respect to taking any of the actions set forth in the foregoing clauses (i) through (viii);

provided that, notwithstanding the foregoing, nothing in this Section 3.1 shall restrict or prohibit:

(A)        any NLI Designee from taking any action, or refraining from taking any action, which he or she determines is necessary or appropriate in light of his or her fiduciary duties as a Director;

(B)         compliance by NLI with, or the exercise by the NLI of any of its rights under, this Agreement; or

(C)         any Exempt Transfer.

(b)          Notwithstanding anything to the contrary in this Section 3.1, on and after the date hereof, no NLI Party shall be prohibited or restricted from initiating and engaging in private discussions with the Company or the Board in relation to, or making and submitting to the Company or the Board, non‑public, confidential proposals regarding the matters addressed by this Section 3.1 so long as such communications would not, after consultation with external counsel to NLI, reasonably be expected to require NLI, the Company or any other Person to make a public announcement regarding such proposal.

(c)       Notwithstanding anything to the contrary in this Section 3.1, in the event that NLI or any of its Controlled Affiliates desires to pursue an Additional Acquisition:

(i)         NLI shall first deliver to the Company a written notice of its intention to pursue such Additional Acquisition setting forth the intended purchaser(s) and the NLI Parties’ expected Share Ownership Percentage following the completion of such Additional Acquisition (the “Additional Acquisition Notice”);

(ii)        Following the delivery of an Additional Acquisition Notice to the Company, each of the Company and NLI shall use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Law to obtain all Required Authorizations, including making all necessary, proper or advisable registrations, filings and notices with, and taking all steps as may be necessary to obtain such Required Authorizations (including, but not limited to, any such Required Authorizations from FINRA), to the extent not previously obtained and not in full force and effect at such time. In furtherance of the foregoing, NLI and the Company shall consult with one another with respect to obtaining all Required Authorizations not already obtained and in full force and effect at such time; and

(iii)      In no event shall any Additional Acquisition be consummated until such time as all Required Authorizations with respect to such Additional Acquisition have been either obtained in form and substance reasonably satisfactory to the Company or waived by the Company.

Section 3.2          Information and Access Rights.

(a)         Until the date that the Share Ownership Percentage of the NLI Parties is less than 10%, the Company shall make the books and records of the Company available for inspection by the NLI Parties at the principal place of business of the Company. The Company shall, and shall cause its Subsidiaries to afford the NLI Parties and their respective agents reasonable access, during usual business hours, to the Company’s personnel, data and systems, in each case to the extent that such information, data or access is required for NLI to meet its legal, financial or regulatory obligations or requirements (as determined by NLI in its reasonable judgment).

(b)         NLI hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement to the contrary, NLI and its Affiliates shall be provided confidential information, which may constitute material nonpublic information, pursuant to Section 3.2(a) in accordance with and subject to the terms of the Confidentiality Agreement, which such Confidentiality Agreement shall be executed and delivered concurrently with the Closing. NLI acknowledges its awareness that United States securities laws prohibit any person who has received from an issuer material non-public information from purchasing or selling securities of such issuer while in possession of any material nonpublic information, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities. NLI agrees that it will not trade in the securities of the Company except in a manner that complies with applicable securities laws.

(c)         Within a reasonable period after receipt of a written request from NLI, and unless prohibited by Applicable Law, the Company shall deliver to NLI a duly executed statement, dated not more than thirty (30) days prior to the requested date, in accordance with Treasury Regulations Section 1.897-2(h) certifying that the Company is not, and has not been, a “United States real property holding corporation” for purposes of Sections 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, along with the notification to the Internal Revenue Service described in Treasury Regulation Section 1.897-2(h)(2) regarding delivery of such statement, signed by a responsible corporate officer of the Company.

(d)         So long as this Agreement remains in effect, NLI shall make the books and records of the NLI Parties available for inspection by the Company at the principal place of business of NLI to the extent that such inspection is required for the Company to meet its legal, financial or regulatory obligations or requirements (as determined by the Company in its reasonable judgment). NLI shall, and shall cause the NLI Parties to, afford the Company and its respective agents reasonable access, during usual business hours, to the NLI Parties’ personnel, data and systems, in each case to the extent that such information, data or access is required for the Company to meet its legal, financial or regulatory obligations or requirements (as determined by the Company in its reasonable judgment).

Section 3.3          Cooperation. Following the Closing, the Company and NLI shall, from time to time, engage in good faith discussions between each party’s management team, as may be reasonably requested by the other party with respect to potential collaborative opportunities.

Section 3.4           Corporate Opportunities.

(a)         In recognition and anticipation of the fact that (i) certain directors, principals, officers, employees and/or other representatives of NLI and it respective Affiliates may serve as a director of the Company, (ii) NLI and its respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, and (iii) directors who are not employees of the Company or the subsidiaries of the Company (such directors the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, the provisions of this Section 3.4 are set forth to regulate and define the conduct and certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve NLI, the Non-Employee Directors or their respective Affiliates, as applicable, and the powers, rights, duties and liabilities of the Company and its directors and stockholders in connection therewith. The Company hereby agrees that none of (A) NLI or any of its Affiliates or (B) the Non-Employee Directors or his or her Affiliates (the persons identified in clauses (A) and (B) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by (but otherwise subject to) applicable law, have any duty to refrain from, directly or indirectly, (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 3.4(b). Subject to Section 3.4(b), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder or director of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Company.

(b)       Notwithstanding anything to the contrary contained in this Section 3.4, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Company) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company, and the provisions of Section 3.4(a) shall not apply to any such corporate opportunity.

(c)       For purposes of this Section 3.4, (i) each of the NLI Designee, Secondee and Board Observer shall be a “Non-Employee Director”, (ii) NLI and its Affiliates shall each be an “Identified Person” and (iii) for the avoidance of doubt, neither the Company nor any of its subsidiaries shall be deemed to be an “Affiliate” of NLI.

Section 3.5          Secondment Rights. Until the later of (x) the end of the Initial Period and (y) the first date that the Share Ownership Percentage of the NLI Parties is less than 15%, NLI shall have the right to second three employees (each, a “Secondee”) to the Company from time to time to non-executive positions or roles at the Company, pursuant to a secondment agreement entered into between NLI and the Company (the “Secondment Agreement”); provided that each Secondee and the terms of each secondment shall be mutually acceptable to the Company and NLI. If for immigration status reasons a Secondee is unable to be seconded to the Company, such Secondee shall remain an employee of NLI and NLI, the Company and applicable Secondee shall enter into a service agreement whereby such Secondee will provide services to the Company on terms similar to the Secondment Agreement. The secondment of any Secondee may be terminated by (a) the Company and NLI, as may be mutually agreed from time to time and (b) the Company, at any time upon the occurrence of a Cause Event. The Secondees will not have any decision-making authority or voting rights. At least one Secondee, as mutually agreed by NLI and the Company, shall have the right to observe Quarterly Business Review meetings of the Company and such other meetings mutually agreed by NLI and the Company. The Company will not unreasonably prevent the Secondee from observing, or delay the arrangement for the observation of, such meetings.

Section 3.6       Certain Board Approvals. The Board shall take all Necessary Action so that the restrictions on “business combinations” contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) shall not apply to NLI or any of its “affiliates” or “associates” (as defined in Section 203(c)(1) and Section 203(c)(2) of the DGCL) as of the date hereof. In addition to the extent requested by NLI, the Board shall take all Necessary Action so that the restrictions on “business combinations” contained in Section 203 of the DGCL shall not apply to any person who becomes an “affiliate” or “associate” of NLI following the time at which the Company becomes governed by Section 203 of the DGCL, unless the Board determines in good faith, after consultation with outside counsel, that such exemption would be inconsistent with the Board’s fiduciary duty under Applicable Law or with the rules and regulations of the Exchange. Notwithstanding the foregoing, if at any time NLI ceases to “own” (as defined in Section 203(c)(9) of the DGCL) at least 15% of the outstanding “voting stock” (as defined in Section 203(c)(8) of the DGCL) of the Company (other than as a result of action taken solely by the Company), the Board shall not be required to take any action that will result in the restrictions on “business combinations” not applying NLI or its “affiliates” or “associates” under this Section 3.6.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1        Representations and Warranties of the Company. The Company hereby represents and warrants to NLI as follows as of the Closing:

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware. The Company has all corporate (or other organizational) power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)         The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any person (except for any such consents or approvals which have been obtained) under, (i) Applicable Law, except for such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, (ii) the organizational documents of the Company, or (iii) any contract or agreement to which the Company is a party, except for such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(c)        The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are within the organizational powers of the Company and have been duly authorized by all necessary corporate (or other organizational) action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by NLI, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.2          Representations and Warranties of NLI. NLI hereby represents and warrants to the Company as follows as of the Closing:

(a)         NLI is duly organized, validly existing and, where applicable, in good standing under the Applicable Laws of Japan. NLI has all corporate or other organizational powers and all authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)         The execution and delivery by NLI of this Agreement and the performance by NLI of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any person (except for any such consents or approvals which have been obtained) under, (i) Applicable Law, except for such violations as would not have a material adverse effect on the ability of NLI to perform its obligations under this Agreement, (ii) its organizational documents, or (iii) any contract or agreement to which it is a party, except for such violations as would not have a material adverse effect on the ability of NLI to perform its obligations under this Agreement.

(c)       The execution, delivery and performance of this Agreement by NLI and the consummation by NLI of the transactions contemplated hereby are within the organizational powers of NLI and have been duly authorized by all necessary corporate or other organizational action on the part of NLI. This Agreement has been duly executed and delivered by NLI and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of NLI, enforceable against NLI in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 4.3          No Other Representations or Warranties. Each of NLI and the Company hereby acknowledges and agrees that:

(a)         except for the express representations and warranties set forth in this Article IV neither party hereto nor any Person acting on its behalf is making any representation or warranty of any kind, express or implied, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby; and

(b)        neither party hereto has relied on the accuracy or completeness of any information furnished by the other party hereto or any Person acting on its behalf in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

ARTICLE V
GENERAL PROVISIONS

Section 5.1           Termination.

(a)          Unless otherwise specified herein, this Agreement shall automatically terminate on the earlier to occur of:

(i)          the date on which the Share Ownership Percentage of the NLI Parties is less than 5%; and

(ii)         the mutual written agreement of NLI and the Company.

(b)         The Company may terminate this Agreement following written notice in accordance with Section 5.2 if the Company or any of its Affiliates becomes subject to direct regulation by, or sanctions of, the Financial Services Agency of Japan that it would not be subject to in the absence of this Agreement and the transactions contemplated hereby and thereby provided that prior to any termination of this Agreement pursuant to this Section 5.1(b), an executive officer of the Company shall discuss such termination of this Agreement with an executive officer of NLI and consider in good faith whether there are available alternatives or remedies to avoid terminating this Agreement.

(c)         Either of the parties to this Agreement may terminate this Agreement if there shall be a material breach of this Agreement or the transactions contemplated hereby by the other party to this Agreement, which breach is not cured within 30 days after the breaching party’s receipt of a written notice in respect thereof from the other party; provided that prior to any termination of this Agreement pursuant to this Section 5.1(c), an executive officer of the terminating party shall discuss such termination of this Agreement with an executive officer of the non-terminating party and consider in good faith whether there are available alternatives or remedies to avoid terminating the this Agreement.

Section 5.2         Notices. All notices, requests and other communications to any party shall be in writing and shall be deemed given (a) when delivered personally, (b) on the date sent by electronic mail transmission if sent during normal business hours of the recipient and on the next Business Day if sent after normal business hours of the recipient (with confirmation of receipt of such electronic mail received by return electronic mail), or (c) when received by the addressee if sent by international or national overnight courier (providing proof of delivery), to the parties at the addresses set forth below.

if to the Company:

[●]
[●]

with a copy (not constituting notice) to:

[●]
[●]

if to NLI:

Nippon Life Insurance Company
1-6-6 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-8288
Attention: Kohei Sano
Email: [***]

with a copy (not constituting notice) to:

Latham & Watkins Gaikokuho Joint Enterprise
Marunouchi Building, 32nd Floor
2-4-1 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-6332
Attention: Hiroaki Takagi; Yohei Nakagawa
Email: hiroaki.takagi@lw.com; yohei.nakagawa@lw.com

and

Latham & Watkins LLP
330 North Wabash, Suite 2800
Chicago, IL 60611
Attention: Bradley Faris
Email: bradley.faris@lw.com

or to such other address or electronic mail address as such party may hereafter specify for the purpose by notice to the other party. All such notices, requests and other communications shall be deemed received on the date of receipt in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 5.3           Amendment; Waiver.

(a)       Any provision of this Agreement may be amended, supplemented or waived in any and all respects, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)         No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 5.4          Further Assurances. Each party hereto shall sign such further documents and do and perform and cause to be done such further acts and things as any other party hereto may reasonably request to the extent necessary to carry out the intent and accomplish the purposes of this Agreement.

Section 5.5           Assignment.

(a)       The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their successors and permitted assigns.

(b)         No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except by any NLI party to any NLI Permitted Transferee that has executed a joinder agreement substantially in the form attached as Schedule B to this Agreement; provided that no such assignment or delegation shall relieve the transferring NLI party of its obligations hereunder. Any purported assignment, delegation or transfer not permitted by this Section 5.5 is null and void.

(c)         This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consent, will be null and void.

Section 5.6           Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

Section 5.7         Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws of the State of Delaware, without regard to principles of conflicts of Applicable Laws thereof, to the extent such principles are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

Section 5.8           Jurisdiction.

(a)          The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court) (the “Chosen Courts”), and each of the parties hereby irrevocably consents to the sole and exclusive jurisdiction of the Chosen Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such suit, action or proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Chosen Court. NLI irrevocably designates its Subsidiary, Nippon Life Americas, Inc., located at 101 Park Avenue, New York, NY 10178, as its authorized agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it in the Chosen Courts and NLI stipulates that such consent and appointment is irrevocable and coupled with an interest. Without limiting the foregoing, each party also irrevocably and unconditionally agrees that service of process may be made on such party as provided in Section 5.2 and that service made in such manner shall be deemed effective service of process on such party and shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable law.

(b)       EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO OTHER PARTY OR REPRESENTATIVE, AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

Section 5.9          Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof to which such party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Neither party shall be required to provide any bond or other security in connection with any such order or injunction.

Section 5.10         Entire Agreement.

(a)         This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

(b)         No provision of this Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations between the parties and are for the sole benefit of the parties. In some instances, the representations and warranties in this Agreement may represent an allocation between the parties of risks associated with particular matters regardless of the knowledge of either party. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 5.11        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable by any rule of law or public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination that any term or other provision is invalid, illegal, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law and in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12     Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.13       Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable); provided that a .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 5.14       No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against, the Persons that are expressly identified as parties to this Agreement (in the preamble and signature pages hereto) in their capacities as parties to this Agreement and no former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers or general or limited partners of any of the Persons that are not expressly identified herein as parties to this Agreement or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate or agent of any of the foregoing, or any other non-party, shall have any liability for any obligations or liabilities of the parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations, warranties or statements made or alleged to be made in connection herewith. Without limiting the rights of either party against the other party, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any non-party, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Applicable Law, or otherwise. The non-parties shall be express third-party beneficiaries with respect to this Section 5.14, entitled to enforce this Section 5.14 as though each such non-party were a party to this Agreement.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

NIPPON LIFE INSURANCE COMPANY

By:
Name:
Title:

[Signature Page to Stockholder's Agreement]

SCHEDULE C
REGISTRATION RIGHTS AGREEMENT

by and between

EQUITABLE HOLDINGS, INC.

AND

NIPPON LIFE INSURANCE COMPANY

Dated as of [●], 202[●]

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 202[●], is entered into by and between Equitable Holdings, Inc., a Delaware corporation formerly known as Mountain Holding, Inc. (the “Company”), and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (“NLI”).

BACKGROUND

WHEREAS, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”) and American International Group, Inc., a Delaware corporation (“AIG”) entered into that certain Registration Rights Agreement, dated as of September 14, 2022 (the “Corebridge Registration Rights Agreement”), by and between Corebridge and AIG;

WHEREAS, on December 9, 2024, NLI entered into that certain Registration Rights Agreement (the “Assignment and Registration Rights Agreement”) pursuant to which AIG assigned and transferred its rights and obligations under the Corebridge Registration Rights Agreement to NLI with respect to shares acquired by NLI in connection with that certain Stock Purchase Agreement, by and among AIG, Corebridge and NLI, dated as of May 16, 2024 (the “Purchase Agreement”);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement (the “Sale”) and as contemplated by the Assignment and Registration Rights Agreement, Corebridge agreed to provide NLI with registration rights for any additional shares of Corebridge common stock that NLI acquired after the Sale, with such additional shares treated as Registrable Securities (as defined in the Corebridge Registration Rights Agreement);

WHEREAS, Mountain Holding, Inc., Corebridge, Equitable Holdings, Inc., Palisade Holding, Inc. and Marcy Holding, Inc. entered into that certain Merger Agreement, dated March 26, 2026 (the “Merger Agreement”), pursuant to which, among other things, at the closing of the transactions set forth therein, Mountain Holding, Inc. will change its name to “Equitable Holdings, Inc.” and NLI (or certain of its Affiliates) will receive shares of Company Common Stock, subject to the terms and conditions set forth in the Merger Agreement; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and NLI wish to set forth certain understandings between such parties with respect to registration rights of Company Common Stock.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1	Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the power to direct the management or policies of a Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise; provided that no party to this Agreement shall be considered an Affiliate of any other party to this Agreement for the purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“AIG” has the meaning set forth in the Preamble.

“Applicable Law” means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, published regulatory policy or guideline, order, judgment, injunction, decree, award or writ of any court, tribunal or other regulatory authority, arbitrator, governmental authority, or other Person having jurisdiction, or any consent, exemption, approval or license of any governmental authority that applies in whole or in part to a party and, with respect to the Company, includes the Exchange Act, the Securities Act, the General Corporation Law of the State of Delaware, the rules of the SEC, insurance company laws and all related regulations, guidelines and instructions and the rules of the New York Stock Exchange and any other exchange or quotation system on which the securities of the Company are listed or traded from time to time.

“Argon” means Argon Holdco LLC, a wholly owned subsidiary of Blackstone Inc.

“Assignment and Registration Rights Agreement” has the meaning set forth in the Preamble.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Blackout Period” means (a) the Company’s regularly quarterly restricted trading period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect or (b) a reasonable period not in excess of the applicable limits specified below in the event that the Board determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to interfere with any bona fide financing of, or material transaction under consideration by, the Company, require disclosure of material information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Company, or otherwise materially adversely affect the Company. Notwithstanding anything otherwise to the contrary, with respect to any Blackout Periods described in clause (b) above, in any twelve (12)-month period, (i) there shall not be more than one (1) such Blackout Period and (ii) the length of such Blackout Period shall not exceed thirty (30) days.

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“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized by Applicable Law to be closed.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company (it being understood that, if the Company Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to Company Common Stock in this Agreement shall refer to such other security into which the Company Common Stock was reclassified, exchanged or converted).

“Contract” means any contract, agreement, indenture, note, bond, loan, instrument, license or other enforceable arrangement or agreement.

“Corebridge” has the meaning set forth in the Preamble.

“Corebridge Registration Rights Agreement” has the meaning set forth in the Preamble.

“Demand Registrations” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Governmental Entity” means any domestic or foreign court, tribunal, commission or governmental authority, instrumentality (including any legislature, commission, regulatory or administrative agency, governmental branch, bureau or department) or agency or any self-regulatory body.

“Indemnified Party” has the meaning set forth in Section 4.3.

“Indemnifying Party” has the meaning set forth in Section 4.3.

“Long-Form Registrations” has the meaning set forth in Section 2.1(a).

“Merger Agreement” has the meaning set forth in the Preamble.

“NLI” has the meaning set forth in the Preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.

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“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Purchase Agreement” has the meaning set forth in the Preamble.

“Registrable Securities” means (a) the Company Common Stock held by NLI and (b) any other securities issued in respect of the securities described in clause (a) of this definition, including by way of a dividend, distribution or equity split or in connection with an exchange or a combination of shares, recapitalization, or reclassification. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities at the earliest date when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act, (ii) sold to the public in compliance with Rule 144 (or any similar or successor rule then in force) or (iii) repurchased by the Company or any Subsidiary.

“Registration Expenses” has the meaning set forth in Section 3.1.

“Rule 144” has the meaning set forth in Section 5.1.

“Sale” has the meaning set forth in the Preamble.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Shelf Take-down” has the meaning set forth in Section 2.1(d).

“Stockholders Agreement” means the Stockholders Agreement, dated as of November 2, 2021, by and between the AIG, SAFG Retirement Services, Inc. and Argon.

“Subsidiary” of any Person at the time in question means another Person more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is at such time owned directly or indirectly by such first Person.

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1.2
Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the word “or” is used in this Agreement, it shall not be exclusive. Whenever the word “extent” in the phrase “to the extent” is used in this Agreement, it shall be deemed to mean the degree to which a subject or other thing extends and shall not mean simply “if.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by both parties and shall not be construed by any Governmental Entity against either party by virtue of the fact that such party was the drafting party.

ARTICLE II
REGISTRATION RIGHTS

2.1	Demand Registrations.

(a)	Subject to the provisions of this Article II, at any time,

(i)
NLI may request registration under the Securities Act of all or any portion of its Registrable Securities on Form S-1 (excluding a Shelf Registration) or any successor long-form registration statement (“Long-Form Registrations”) subject to and in accordance with Section 2.1(b); and

(ii)
NLI may, if available, request registration under the Securities Act of all or any portion of its Registrable Securities on a shelf registration statement on Form S-3 or any successor short-form registration statement (a “Shelf Registration”), subject to and in accordance with Section 2.1(b);

provided, that the Company shall not be obligated to effect more than four (4) Demand Registrations (as defined below) in any twelve (12)-month period. All registrations requested pursuant to this Section 2.1(a) by NLI are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of shares requested to be registered and the intended method of distribution.

(b)
If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering, then the Company shall include:

(i)
first, all Registrable Securities requested to be sold by NLI, if any, in such Demand Registration up to that number of securities that in the opinion of such underwriters can be sold in such offering without adversely affecting the marketability of the offering; and

5

(ii)	second, any other securities requested to be included.

(c)
Notwithstanding anything to the contrary in this Agreement, (i) the Company shall not be obligated to effect any Demand Registration during any period in which the Company is restricted from effecting a registration, offering or sale of shares of Company Common Stock pursuant to a lock-up or similar agreement entered into in connection with any offering or sale of Company Common Stock registered with the SEC; provided, that the restriction period thereunder shall not exceed sixty (60) days after the effective date of any other public offering (unless the managing underwriter advises otherwise), and (ii) the Company may postpone the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration (and therefore suspend sales of Registrable Securities thereunder in accordance with Section 2.1(a)) during any Blackout Period; provided that only in such event, NLI shall be entitled to withdraw such request for a Demand Registration and, if so withdrawn, such Demand Registration shall not count against the total number of Demand Registrations provided for in Section 2.1(a).

(d)
If any Demand Registration, including any take-downs off a Shelf Registration (each, a “Shelf Take-down”), is an underwritten offering, then NLI shall have the right to select the managing underwriters to administer such offering.

(e)
For so long as NLI holds any Registrable Securities, the Company and its Affiliates shall not, without NLI’s prior written consent, enter into any Contract providing another Person with registration rights that would conflict with the provisions of this Article II.

(f)
NLI agrees that it shall enter into any customary lock-up or similar agreement with the managing underwriters in connection with any Demand Registration if requested by the Company (and subject to entry into the same form lock-up or similar agreement by the Company).

2.2	Piggyback Registrations.

(a)
Subject to the terms and conditions of this Agreement, whenever the Company proposes to register any of its securities for sale for cash under the Securities Act, whether proposed to be offered for sale by the Company or by any other Person (other than (i) pursuant to a Demand Registration, (ii) in connection with any registration on Form S-4, S-8 or any successor or similar form, (iii) in connection with a registration relating to a merger, acquisition, business combination transaction or reorganization of the Company or other transaction under Rule 145 of the Securities Act or (iv) a registration in which the only securities being registered are common stock issuable upon conversion of debt securities that are also being registered) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to NLI of its intention to effect such a registration and, subject to Section 2.2(b) and Section 2.2(c), shall use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from NLI within five (5) Business Days after the delivery of the Company’s notice.

6

(b)
If the Piggyback Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise NLI as a part of the written notice given. In such event, the right of NLI to registration pursuant to this Section 2.2(b) shall be conditioned upon NLI’s participation in such underwriting and the inclusion of NLI’s Registrable Securities in the underwriting to the extent provided herein. If NLI exercises its Piggyback Registration rights it shall enter into an underwriting agreement in customary form with the representative of the managing underwriters selected by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise NLI, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows:

(i)	first, to the Company for securities being sold for its own account;

(ii)	second, to Argon, to the extent Argon is permitted to include securities at such time, and is entitled to priority with respect thereto, under the terms of the Stockholders Agreement;

(iii)	third, to NLI; and

(iv)	fourth, to any other holders of the Company’s securities.

(c)	The Company shall have the right to terminate or withdraw any registration prior to the effectiveness of such registration whether or not NLI has elected to include securities in such registration.

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2.3
Registration Limitations. Subject to Section 3.2, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by Applicable Law, to each applicable registration statement and file any other required document so that such registration statement will be available at all times during the period for which such registration statement is required pursuant to this Agreement to be effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to NLI, to postpone the filing of any registration statement for any Long-Form Registration or Shelf Registration and to require the holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities in connection with any Long-Form Registration, Shelf Registration or Shelf Take-down during any Blackout Period. No sales may be made by NLI under any registration statement during any Blackout Period of which the Company has provided notice to NLI. In the event of a Blackout Period under clause (b) of the definition thereof, the Company shall notify NLI promptly upon each of the commencement and the termination of each Blackout Period. In connection with the expiration of any Blackout Period, the Company, to the extent necessary and as required by Applicable Law, shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document, so that the applicable registration statement will be available for registration of registrable securities as contemplated hereby. A Blackout Period described in clause (b) of the definition thereof shall be deemed to have expired when the Company has notified NLI that the Blackout Period has so expired and the registration statement is available. Upon expiration of a Blackout Period described in clause (a) of the definition thereof, any additional duration of a Blackout Period will be deemed to be a Blackout Period described in clause (b) of the definition thereof and subject to the limitations therein.

ARTICLE III
REGISTRATION EXPENSES AND PROCEDURES

3.1
Registration Expenses. All expenses incurred in connection with any registration statement or registration under the Securities Act (including a Long-Form Registration, Shelf Registration or Shelf Take-down) covering shares held by seller of securities pursuant to a registration under this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company (including the fees and disbursements of one, but not more than one, outside legal counsel for sellers of securities pursuant to a registration under this Agreement) and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company also shall pay all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding anything to the contrary contained herein, each seller of securities pursuant to a registration under this Agreement shall bear and pay (a) all underwriting discounts and commissions and (b) any stock transfer taxes applicable to the securities sold for such seller’s account.

3.2	Registration Procedures. With respect to a registration of Registrable Securities, subject to Section 2.2(c) and Section 2.3, the Company shall use its reasonable best efforts to:

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(a)
(i) except in the case of a Shelf Registration, keep such registration effective for a period ending on the earlier of the date that is one-hundred and twenty (120) days from the effective date of the registration statement or such time as NLI has completed the distribution described in the registration statement relating thereto and (ii) in the case of a Shelf Registration, keep such registration effective for a period ending on the date that is twenty-four (24) months from the effective date of the registration statement;

(b)
prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in (a) above;

(c)
furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as NLI may from time to time reasonably request;

(d)
notify NLI (to the extent selling Registrable Securities covered by such registration statement) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to NLI a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(e)	comply with all applicable rules and regulations of the SEC;

(f)
cause all such Registrable Securities registered pursuant to this Agreement to be listed on the national securities exchange on which securities of the same class as such Registrable Securities are then listed, if any;

(g)
cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc. and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(h)
take such actions as shall be reasonably requested by NLI or the lead managing underwriter of an underwritten offering to facilitate such offering, including without limitation, making customary road show presentations, making senior management of the Company available to assist, and, in a customary manner, holding meetings with and making calls to potential investors; and

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(i)
enter into customary agreements (including, in the case of an underwritten offering, one or more underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and in connection therewith:

(i)	make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)	obtain opinions of counsel to the Company addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

(iii)
obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(iv)
deliver such documents and certificates as the sole underwriter or managing underwriter, if any, or its counsel, shall reasonably request to evidence the continued validity of the representations and warranties made in accordance with Section 3.2(i)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement;

(v)
facilitate the settlement of such Registrable Securities through the facilities of The Depository Trust Company (the above, as set forth in Section 3.2(c) through Section 3.2(h), shall be done at such times as customarily occur in similar offerings); and

(vi)	cause its Affiliates (including any registered investment companies, registered investment advisers and management investment companies) to, upon request of NLI either:

(A)
obtain a no-action letter, interpretive guidance, exemptive order or other relief from the SEC to the effect that sales of securities by NLI do not constitute an “assignment” (as defined in the Investment Company Act of 1940, as amended or the Investment Advisers Act of 1940, as amended) of any investment advisory contract to which the Company or its Affiliates is party; or

(B)
if such sales would constitute an assignment, to obtain the requisite client consents to such assignments (including, for this purpose, the approval of the board of directors and shareholders of any client that is a registered investment company, or a new investment advisory contract and, if applicable, a new sub-advisory contract with any sub-adviser whose contract would terminate as a result of such assignment),

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and in connection with the foregoing, the Company shall, and shall cause its Affiliates to, take all steps necessary to obtain such relief or consents, including, (x) in the case of clause (A), through the preparation and submission of a request for no-action relief or exemptive application, and (y) in the case of clause (B), preparing and filing with the SEC a proxy statement, promptly responding to any comments from the SEC on any proxy statement, hiring a proxy solicitation firm, distributing a proxy statement to relevant parties and holding a shareholder meeting and preparing and delivering such other documents as may be necessary to solicit the consent of client that are not registered investment companies. NLI shall furnish to the Company such information regarding NLI and the distribution proposed by NLI as shall be reasonably required in connection with any registration, qualification or compliance referred to in Article II.

ARTICLE IV
INDEMNIFICATION

4.1
Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless NLI, each of its Affiliates and its and their officers, directors and managers, and each person controlling NLI within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on:

(a)
any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus or other document incident to any such registration, qualification, or compliance;

(b)	any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(c)
any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse NLI, each of its Affiliates and its and their officers, directors and managers, and each person controlling NLI as provided above, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by NLI specifically for use therein; and provided further that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

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4.2
Indemnification by NLI. To the extent permitted by law, NLI will, if Registrable Securities held by NLI are included in the securities as to which any registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, managers, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:

(a)	any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus or other document; or

(b)
any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and the Company’s officers, directors and managers, legal counsel, and accountants, persons, underwriters, or control persons as provided above, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by NLI and stated by NLI to be specifically for use therein; provided, however, that the obligations of NLI hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of NLI (which consent shall not be unreasonably withheld, conditioned or delayed); provided further that the obligations of NLI hereunder shall be limited to the net proceeds received by NLI from the sale of securities under any such registration statement or offering hereunder.

4.3
Notices of Claims. Each party entitled to indemnification under this Section 4.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.3 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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4.4	Contribution.

(a)
If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 4.4 to the contrary, NLI shall not be required to contribute any amount pursuant to this Section 4.4 in excess of the amount by which (i) the net proceeds received by NLI from the sale of Registrable Securities in the offering to which the misstatement or omission relates exceeds (ii) the amount of any damages that NLI has otherwise been required to pay by reason of such misstatement or omission.

(b)
Notwithstanding the foregoing provisions of this Section 4.4, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

ARTICLE V
RULE 144

5.1
Rule 144 Reporting. With a view to making available to NLI the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) that may permit the sale of the Registrable Securities to the public without registration, the Company, agrees to use its reasonable best efforts to:

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(a)	make and keep current public information available, within the meaning of Rule 144, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)
file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)
so long as NLI Beneficially Owns any Registrable Securities, furnish to NLI forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as NLI may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration (in each case to the extent not readily publicly available).

ARTICLE VI
GENERAL PROVISIONS

6.1
Notices. All notices, requests and other communications to any party shall be in writing and shall be deemed given (a) when delivered personally, (b) on the date sent by electronic mail transmission if sent during normal business hours of the recipient and on the next Business Day if sent after normal business hours of the recipient (with confirmation of receipt of such electronic mail received by return electronic mail), or (c) when received by the addressee if sent by international or national overnight courier (providing proof of delivery), to the parties at the addresses set forth below:

if to the Company:

[●]
[●]

with a copy (not constituting notice) to:

[●]
[●]

if to NLI:

Nippon Life Insurance Company
1-6-6 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-8288
Attention: Kohei Sano
Email: [***]

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with a copy (not constituting notice) to:

Latham & Watkins Gaikokuho Joint Enterprise
Marunouchi Building, 32nd Floor
2-4-1 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-6332
Attention: Hiroaki Takagi; Yohei Nakagawa
Email: hiroaki.takagi@lw.com; yohei.nakagawa@lw.com

and

Latham & Watkins LLP
330 North Wabash, Suite 2800
Chicago, IL 60611
Attention: Bradley Faris
Email: bradley.faris@lw.com

or to such other address or electronic mail address as such party may hereafter specify for the purpose by notice to the other party. All such notices, requests and other communications shall be deemed received on the date of receipt in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

6.2	Amendment; Waiver.

(a)
Any provision of this Agreement may be amended, supplemented or waived in any and all respects, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)
No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6.3	Assignment.

(a)
The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their successors and permitted assigns.

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(b)
No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except that NLI may, without the prior written consent of the Company, assign its rights and interests, and delegate its obligations, under this Agreement, in each case in whole or in part, to an Affiliate of NLI to which NLI transfers shares of Company Common Stock Beneficially Owned by NLI; provided that no such assignment or delegation shall relieve NLI of its obligations hereunder. Any purported assignment, delegation or transfer not permitted by this Section 6.3 is null and void.

(c)
This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consent, will be null and void.

6.4	Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

6.5
Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws of the State of Delaware, without regard to principles of conflicts of Applicable Laws thereof, to the extent such principles are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

6.6	Jurisdiction.

(a)
The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court) (the “Chosen Courts”), and each of the parties hereby irrevocably consents to the sole and exclusive jurisdiction of the Chosen Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such suit, action or proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Chosen Court. NLI irrevocably designates its Subsidiary, Nippon Life Americas, Inc., located at 101 Park Avenue, New York, NY 10178, as its authorized agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it in the Chosen Courts and NLI stipulates that such consent and appointment is irrevocable and coupled with an interest. Without limiting the foregoing, each party also irrevocably and unconditionally agrees that service of process may be made on such party as provided in Section 6.1 and that service made in such manner shall be deemed effective service of process on such party and shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable law.

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(b)
EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO OTHER PARTY OR REPRESENTATIVE, AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

6.7
Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof to which such party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Neither party shall be required to provide any bond or other security in connection with any such order or injunction.

6.8
Entire Agreement. This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

6.9
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable by any rule of law or public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination that any term or other provision is invalid, illegal, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law and in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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6.10
Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

6.11
Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable); provided that a .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

6.12
Certain Adjustments. In the event of any stock split, stock dividend, reverse stock split, any stock combination or similar event, any references to a number of shares of Company Common Stock shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, any stock combination or similar event.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

NIPPON LIFE INSURANCE COMPANY

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]